Independent Auditors' Consent



To the Shareholders and Directors of the Lexington SmallCap Value Fund, Inc.:

We consent to the use of our report dated October 30, 1995 included in the Registration Statement Form N-1A.


                                        KPMG Peat Marwick LLP

New York, New York
November 1, 1995